UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

July 11, 2005

Date of Report (Date of earliest event reported)

FEI COMPANY

(Exact name of registrant as specified in its charter)

Oregon	000-22780	93-0621989
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124

(Address of principal executive offices, including zip code)

(503) 726-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  2.02.                                       Results of Operations and Financial Condition

On July 11, 2005, FEI Company issued a press release announcing preliminary results for the quarter ended July 3, 2005.  A copy of this press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

The press release discloses our current estimate of our non-GAAP earnings per share for the second quarter of 2005 that excludes certain gains and significant charges.  These excluded items are:

•      a gain from the sale of a product line

•      a gain related to the repurchase of outstanding debt,

•      charges related to certain restructuring and relocation actions, inventory write-downs and the impairment of certain assets, and

•      a potential charge related to the impairment of goodwill, which is currently under review.

In light of the preliminary nature of our financial results, and our need to finalize the amount of the charges and gains with our auditors, we are not providing an estimate of our GAAP earnings per share for the quarter at this time.  Given the preliminary nature of our estimates of the gains and charges, our GAAP earnings per share for the quarter could vary significantly from any estimate at this time. We do not believe that a GAAP earnings per share estimate would be helpful to investors in their current assessment of the company’s performance over the quarter or in their comparison of such an estimate to our previously issued guidance.

We generally use non-GAAP financial measures for assessing the company’s performance against management targets, which do not account for charges or gains of this type, as a basis for making strategic and tactical decisions and as a means to evaluate period-to-period comparisons.  We believe that the use of non-GAAP numbers is important as these figures ignore certain events that could obscure or enhance trends or other factors affecting our business.  For these reasons, we believe that these non-GAAP measures are also useful to investors.  Further, we believe the financial analysts who regularly follow and report on our company or sector exclude items such as these when analyzing our performance relative to our guidance and the performance of other sector participants, and in projecting our future financial results.

These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, GAAP measures of earnings per share.  Our non-GAAP numbers may be different from those of other companies and direct comparisons should not be relied upon.

We will provide a full, detailed reconciliation of our GAAP and non-GAAP earnings per share amounts, as well as additional information related to our use of non-GAAP measures, with our full earnings release for the second quarter.  This release is currently scheduled for August 3, 2005.

The information in this current report on Form 8-K and the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item  9.01.                                       Financial Statements and Exhibits

(c)                                  Exhibits.

99.1                           Press Release issued by FEI Company, dated July 11, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEI COMPANY

/s/ Bradley J. Thies
Bradley J. Thies
Vice President, General Counsel and Secretary

Date: July 11, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by FEI Company, dated July 11, 2005